EXHIBIT 5.1

HARRY B. SANDS, LOBOSKY & COMPANY
Chambers
Shirley House 50 Shirley Street
Nassau, The Bahamas
July 27, 2012

Steiner Leisure Limited
Suite 104A
Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas

Re:     1,200,000 Common Shares of Steiner Leisure Limited to be offered pursuant to            Form S-8 Registration Statement

Sirs:

We have acted as Bahamian counsel to Steiner Leisure Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC") on or about this date under the Securities Act of 1933, as amended (the "Act"), for the registration of 1,200,000 common shares of (U.S.) $.01 par value of the Company (the "Shares") issuable under the Company's 2012 Incentive Plan (the "Plan").

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Company; and (iii) such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Shares, pursuant to the Plan.

Based on the foregoing, we are of the opinion as follows:

1.     The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas; and

2.     The Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours Faithfully,

HARRY B. SANDS, LOBOSKY & CO.

/s/ Harry B. Sands, Lobosky and Company